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                                                                    EXHIBIT 4.10



                          PLEDGE AND SECURITY AGREEMENT


               PLEDGE AND SECURITY AGREEMENT, dated as of June 26, 2000, made by Gilat-to-Home Inc., a Delaware corporation (the "Pledgor"), in favor of Bank Leumi USA ("BLUSA"), as agent for the Lenders parties to the Financing Agreement referred to below (in such capacity, the "Agent").


                              W I T N E S S E T H:

               WHEREAS, the Pledgor, the Agent and the financial institutions from time to time party thereto (the "Lenders") are parties to a Financing Agreement, dated as of June 26, 2000 (such Agreement, as amended, restated or otherwise modified from time to time, being hereinafter referred to as the "Financing Agreement"), pursuant to which the Lenders have agreed to make term loans (each a "Loan" and collectively the "Loans") to the Pledgor in the aggregate principal amount not to exceed the Total Commitment (as defined in the Financing Agreement; and

               WHEREAS, it is a condition precedent to the making any Loans by the Lenders that the Pledgor shall have executed and delivered to the Agent for the benefit of the Lenders a pledge and security agreement, providing for the pledge to the Agent of, and the grant to the Agent of a security interest in, a time deposit account maintained by the Pledgor with the Cayman Islands branch of Bank Leumi Le-Israel B.M. (the "Depository Bank"), and all assets credited thereto or deposited therein;

               NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lenders to make and maintain the Loans, the Pledgor hereby agrees with the Agent as follows:

               SECTION 1. Definitions. Reference is hereby made to the Financing Agreement for a statement of the terms thereof. All terms used in this Agreement which are defined in the Financing Agreement or in Article 8 or Article 9 of the Uniform Commercial Code (the "Code") currently in effect in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

               SECTION 2. Pledge and Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges and assigns to the Agent and grants to the Agent for the benefit of the Lenders a continuing security interest in, the following (the "Pledged Collateral"):

                    (a) time deposit account number __________ in the name of "Gilat-to-Home Inc." established with the Depository Bank (such account and any successor account, the "Account") together with all interest thereon and all roll-overs and renewals of the Account, and all certificates and instruments, if any, from time to time representing or evidencing the Account;





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                    (b) all cash, money, instruments, promissory notes,
securities, investment property, financial assets and other property from time to time deposited in or credited to the Account;

                    (c) all cash, money, instruments, promissory notes, securities, investment property, financial assets and other property from time to time deposited in or credited to any account established by the Pledgor with BLUSA;

                    (d) all other rights, contractual or otherwise, in respect of the Account and the other Pledged Collateral and all interest, dividends and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Pledged Collateral, and all securities entitlements of the Pledgor with respect thereto; and

                    (e) all proceeds of any and all of the foregoing Pledged Collateral;

in each case, whether now owned or hereafter acquired by the Pledgor and howsoever such interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

               SECTION 3. Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"):

                    (a) the prompt payment by the Pledgor, as and when due and payable, of all amounts from time to time owing by it in respect of the Financing Agreement, the Notes and the other Loan Documents, including, without limitation, principal of and interest on the Loans (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Pledgor, whether or not a claim for post-filing interest is allowed in such proceeding), all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any Loan Document to which it is a party; and

                    (b) the due performance and observance by the Pledgor of all of its other obligations from time to time existing in respect of its Financing Agreement and all other Loan Documents to which it is a party.

               SECTION 4. Establishment of Account; Dominion and Control. Pursuant to the Financing Agreement, the Pledgor will establish and maintain with the Depository Bank the Account, which shall at all times be under the sole dominion and control of the Agent. The proceeds of each Loan shall be deposited in the Account, and all funds held in the Account shall be invested in Permitted Investments, in each case in accordance with Section 2.01(b) of the Financing Agreement. In order to acknowledge and confirm the Agent's sole dominion and control over the Account, the Pledgor, the Agent and the Depository Bank have entered into the Control Agreement dated the date hereof (as amended or otherwise modified from time to time, the "Control Agreement").

               SECTION 5. Application of Pledged Collateral. All Pledged Collateral (including, without limitation, the Account and the proceeds thereof), shall remain under the sole





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dominion and control of the Agent until the Obligations have been satisfied in full; provided, however, that (i) all or a portion of the funds held in the Account shall be withdrawn by the Agent and thereafter disbursed to the Pledgor upon the Pledgor's fulfillment of the conditions set forth in Section 2.03 of the Financing Agreement and (ii) the Agent may, at any time after the occurrence and during the continuance of an Event of Default, apply all or a portion of the Pledged Collateral to the payment of all or any part of the Obligations in such manner as the Agent may elect.

               SECTION 6. Representations and Warranties. The Pledgor represents and warrants as follows:

                    (a) The Pledgor (i) is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) has all requisite power and authority to execute, deliver and perform this Agreement, the Control Agreement and each other Loan Document to which it is a party.

                    (b) The execution, delivery and performance by the Pledgor of this Agreement, the Control Agreement and each other Loan Document to which it is a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its organizational documents, any law or any contractual restriction binding on or affecting the Pledgor or any of its properties, and (iii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties, other than pursuant to the terms of this Agreement and the Control Agreement.

                    (c) Each of this Agreement, the Control Agreement and each other Loan Document to which it is a party is a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

                    (d) The Pledgor is and will be at all times the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement and by the Control Agreement.

                    (e) The exercise by the Agent of any of its rights and remedies hereunder will not contravene law or any contractual restriction binding on or affecting the Pledgor or any of its properties and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

                    (f) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required for (i) the due execution, delivery and performance by the Pledgor of this Agreement, the Control Agreement or any other Loan Document to which it is a party, (ii) the grant by the Pledgor, or the perfection, of the security interest purported to be created hereby in the Pledged Collateral or (iii) the exercise by the Agent of any of its rights and remedies hereunder.

                    (g) There is no pending or threatened action, suit, proceeding or investigation against or affecting the Pledgor before any court, any Governmental Authority, agency or official or any arbitrator which (i) could have a Material Adverse Effect on (A) the




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business, assets, liabilities, operations, condition, financial or otherwise, or prospects of the Pledgor, or (B) the ability of the Pledgor to perform any of its obligations hereunder, or (ii) relates to this Agreement or the Control Agreement, or any transaction contemplated herein or therein.

                    (h) This Agreements creates a valid security interest in favor of the Agent's in the Pledged Collateral, as security for the Obligations. This Agreement and the Control Agreement result in the perfection of such security interest in the Pledged Collateral.

               SECTION 7. Covenants as to the Pledged Collateral. So long as any of the Obligations shall remain outstanding, the Pledgor will, unless the Agent shall otherwise consent in writing:

                    (a) Keep adequate records concerning the Pledged Collateral and permit the Agent or any agents or representatives thereof at any reasonable time and from time to time to examine and make copies of and abstracts from such records.

                    (b) At the Pledgor's expense, promptly deliver to the Agent and each Lender a copy of each notice or other communication received by the Pledgor in respect of the Pledged Collateral, together with a copy of any reply by the Pledgor thereto.

                    (c) At the Pledgor's expense, defend the Agent's right, title and security interest in and to the Pledged Collateral against the claims of any Person.

                    (d) At the Pledgor's expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Agent may reasonably request in order to (i) perfect and protect the security interest purported to be created hereby, (ii) enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral, or (iii) otherwise effect the purposes of this Agreement, as may be necessary or that the Agent may reasonably request in order to perfect and preserve the security interest purported to be created hereby.

                    (e) Not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral.

                    (f) Not create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to the Pledged Collateral.

                    (g) Not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral other than pursuant hereto.

                    (h) Not take any action which would in any manner impair the value or enforceability of the Agent's security interest in any Pledged Collateral.





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               SECTION 8.    Additional Provisions Concerning the Pledged
Collateral.

                    (a) The Pledgor hereby authorizes the Agent to file, without the signature of the Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral.

                    (b) The Pledgor hereby irrevocably appoints the Agent the Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of the Agent and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, at any time and from time to time, to register the Account or all or any item of Pledged Collateral in the Agent's own name or in the name of its nominee or designee, to receive, indorse and collect any portion of the Pledged Collateral and all other instruments made payable to the Pledgor and to receive, indorse and collect any distribution in respect of any Pledged Collateral, and to give full discharge for the same.

                    (c) If the Pledgor fails to perform any agreement or obligation contained herein, the Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor pursuant to Section 10 hereof. The powers conferred on the Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers.

                    (d) Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held by the Agent hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to the Pledgor. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

               SECTION 9. Remedies Upon Event of Default. If any Event of Default shall have occurred and be continuing:

                    (a) the Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the State of New York; and without limiting the generality of the foregoing and without notice except as specified below, may sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Agent may deem commercially reasonable. In addition, the Agent may, at any time and from time to time, upon the occurrence and during the continuance of an





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Event of Default, apply all or part of the cash and/or other investments constituting Pledged Collateral to the payment of all or any part of the Obligations in such manner as the Agent may elect including, without limitation, by withdrawing the cash on deposit in the Account or through the exercise of any right of set off, banker's lien, offset or other similar right, all of which rights and remedies may be exercised without any notice to or consent of the Pledgor. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                    (b) The Pledgor agrees that in any sale of any Pledged Collateral hereunder the Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law, or in order to obtain any required approval of the sale or of the purchasers by any governmental regulatory authority or official, and the Pledgor further agree that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Agent be liable or accountable to the Pledgor for any discount allowed by reason of the fact that such Pledged Collateral is sold in compliance with any such limitation or restriction.

                    (c) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or any time thereafter applied (after payment of any amounts at payable to the Agent pursuant to Section 10 hereof) in whole or in part by the Agent against, all or any part of the Obligations as provided in Section 3.04(b) of the Financing Agreement. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all of the Obligations shall be paid over to the Pledgor or to such Person as may be lawfully entitled to receive such surplus.

                    (d) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Agent and the Lenders are legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Financing Agreement for interest on overdue principal of the Loans or such lesser rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by the Agent and the Lenders to collect such deficiency.

               SECTION 10.     Indemnity and Expenses.

                    (a) The Pledgor agrees to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement, the Control Agreement or any other Loan Document to which it is a party (including, without limitation, enforcement of this Agreement, the Control Agreement and any other Loan Document to which




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it is a party), except claims, losses or liabilities resulting solely and directly from the Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

                    (b) The Pledgor agrees to pay to the Agent on demand the amount of any and all costs and expenses including the reasonable fees and disbursements of the Agent's counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement,
(ii) the use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.


               SECTION 11. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telegraphed or delivered, if to the Pledgor or to the Agent, to it at its address specified in the Financing Agreement; or as to any such Person at such other address as shall be designated by such Person in a written notice to such other Persons complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective (i) if sent by certified mail, return receipt requested, when received or 3 Business Days after mailing, whichever first occurs, (ii) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day or
(iii) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

               SECTION 12. Withdrawal from Account prior to Maturity. The Pledgor shall compensate the Agent or any Person controlling the Agent, immediately upon receipt of the Agent's certificate as to amount (which shall set forth the calculation thereof and shall be conclusive in the absence of demonstrable error), for all losses, costs, expenses and liabilities (including, without limitation, any loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds used by the Agent to maintain the Account, any capital, reserve or deposit requirements or any similar requirements imposed on the Agent or any Person controlling the Agent and any loss of anticipated profits), if the Pledgor terminates the Account on any day other than on the maturity date of the Account for any reason whatsoever.

               SECTION 13. Miscellaneous.

                    (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Pledgor and the Agent, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                    (b) No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent





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provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent against the Pledgor are not conditional or contingent on any attempt by the Agent to exercise any of its rights under any other agreement, document or instrument against the Pledgor or against any other Person.

                    (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                    (d) This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full of the Obligations, and (ii) be binding on the Pledgor and its successors and assigns and shall inure, together with all rights and remedies of the Agent hereunder, to the benefit of the Agent and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Agent and the Lenders may assign or otherwise transfer their interests hereunder, the Control Agreement or any other Loan Document without notice to or consent of the Pledgor. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Agent.

                    (e) Upon the satisfaction in full of the Obligations, (i) this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor, and (ii) the Agent will, upon the Pledgor's request and at the Pledgor's expense, (A) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

                    (f) This Agreement shall be governed by and construed in accordance with the law of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.





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               IN WITNESS WHEREOF, the Pledgor has executed and delivered this
Agreement on the date first above written.


                                                GILAT-TO-HOME INC.



                                                By: /s/ ZUR FELDMAN
                                                   ----------------------------
                                                   Name:  Zur Feldman
                                                   Title: President






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
                                 AMENDMENT NO. 1
                               TO PLEDGE AGREEMENT


               AMENDMENT NO. 1 dated as of August 7, 2000, to Pledge and Security Agreement dated as of June 26, 2000 (the "Pledge Agreement"), made by Gilat-to-Home Inc., a Delaware corporation (the "Pledgor"), in favor of Bank Leumi USA, as agent (the "Agent") for the Lenders party to the Financing Agreement (as defined in the Pledge Agreement).

               WHEREAS, as security for the Obligations (as defined in the Pledge Agreement) the Pledgor executed and delivered to the Agent the Pledge Agreement providing for the grant to the Agent of a security interest in the Pledged Collateral (as defined in the Pledge Agreement);

               WHEREAS, the Pledgor and the Agent wish to amend the Pledge Agreement to include as part of the Pledged Collateral certain time deposit accounts maintained by the Pledgor with the Cayman Branch of Israel Discount Bank Ltd. ("IDB-Cayman") and the Cayman Branch of The First International Bank of Israel Ltd. ("FIBI-Cayman", and together with IDB-Cayman, the "Depository Banks"), and all assets credited thereto or deposited therein;

               NOW, THEREFORE, in consideration of the premises and the agreements herein, the parties agree that the Pledge Agreement shall be amended as follows:

               1. Definitions. Reference is hereby made to the Pledge Agreement for a statement of the terms thereof. All terms used in this Amendment which are defined in the Pledge Agreement and not otherwise defined herein shall have the same meanings herein as set forth in the Pledge Agreement.

               2. Pledged Collateral. (a) Section 2(a) of the Pledge Agreement is hereby amended in its entirety to read as follows:

                  "(a) (i) time deposit account number 400025 in the name of "Gilat-to-Home Inc." established with the Cayman Branch of Israel Discount Bank Ltd. ("IDB-Cayman") (such account and any successor account, the "IDB Account") together with all interest thereon and all roll-overs and renewals of the IDB Account, and all certificates and instruments, if any, from time to time representing or evidencing the IDB Account, and (ii) time deposit account number 505889 in the name of "Gilat-to-Home Inc." established with the Cayman Branch of The
         First International Bank of Israel Ltd. ("FIBI-Cayman") (such account and any successor account, the "FIBI Account", and together with the IDB Account, the "Accounts") together with all interest thereon and all roll-overs and renewals of the FIBI Account, and all certificates and instruments, if any, from time to time representing or evidencing the FIBI Account;"

               (b) Section 2(b) of the Pledge Agreement is hereby amended by deleting the word "Account" and inserting the word "Accounts" in lieu thereof.

               (c) Section 2(c) of the Pledge Agreement is hereby amended by deleting the word "Account" and inserting the word "Accounts" in lieu thereof.

               3. Establishment of Account; Dominion and Control. Section 4 of the Pledge Agreement is hereby amended in its entirety to read as follows:

                  "Pursuant to the Financing Agreement, the Pledgor will establish and maintain with IDB-Cayman the IDB Account and with FIBI-Cayman the FIBI Account, which shall at all times be under the sole dominion and control of the Agent. The proceeds of a Loan made by an Additional Lender shall be deposited in the Account applicable to such Lender, and all funds held in the Accounts shall be invested in Permitted Investments, in each case in accordance with Section 2.01(b) of the Financing Agreement. In order to acknowledge and confirm the Agent's sole dominion and control over the Accounts, the Pledgor, the Agent and each Depository Bank have entered into one or more Control Agreements dated the date hereof (as amended or otherwise modified from time to time, the "Control Agreements")."

               4. Application of Pledged Collateral. Section 5 of the Pledge Agreement is hereby amended by deleting each reference to the word "Account" therein and inserting the word "Accounts" in lieu thereof.

               5. Representations and Warranties. Section 6 of the Pledge Agreement is hereby amended by deleting each reference to the phrase "Control Agreement" therein and inserting the phrase "Control Agreements" in lieu thereof.

               6. Additional Provisions Concerning the Pledged Collateral.
Section 8(b) of the Pledge Agreement is hereby amended by deleting the reference to the word "Account" therein and inserting the word "Accounts" in lieu thereof.

               7. Remedies Upon Event of Default. Section 9(a) of the Pledge Agreement is hereby amended by deleting the reference to the word "Account" therein and inserting the word "Accounts" in lieu thereof.

               8. Indemnity and Expenses. Section 10(a) of the Pledge Agreement is hereby amended by deleting each reference to the phrase "Control Agreement" therein and inserting the phrase "Control Agreements" in lieu thereof.

               9. Withdrawal from Account prior to Maturity. Section 12 of the Pledge Agreement is hereby amended in its entirety to read as follows:

                  "The Pledgor shall compensate the Agent or any Person controlling the Agent, immediately upon receipt of the Agent's certificate as to amount (which shall set forth the calculation thereof and shall be conclusive in the absence of demonstrable error), for all losses, costs, expenses and liabilities (including, without limitation, any loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds used by the Agent to maintain any Account, any capital, reserve or deposit requirements or any similar requirements imposed on the Agent or any Person controlling the Agent and any loss of anticipated profits), if the Pledgor terminates any Account on any day other than on the maturity date of such Account for any reason whatsoever."

               10. Miscellaneous. Section 13(d) of the Pledge Agreement is hereby amended by deleting the reference to the phrase "Control Agreement" therein and inserting the phrase "Control Agreements" in lieu thereof.

               11. Representations and Warranties. The Pledgor represents and warrants to the Agent as follows:

                   a. The execution, delivery and performance by the Pledgor of this Amendment and the performance by the Pledgor of the Pledge Agreement as amended hereby (A) have been duly authorized by all necessary action and (B) do not and will not contravene its charter or bylaws or any applicable law.

                   b. This Amendment and the Pledge Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Pledgor enforceable against the Pledgor in accordance with their terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and general principals affecting the enforcement of creditor's rights generally.

                   c. The representations and warranties contained in Section 6 of the Pledge Agreement are correct on and as of the Effective Date (as defined below) as though made on and as of the Effective Date (except to the extent such representations and warranties expressly relate to an earlier date).

               12. Continued Effectiveness of the Pledge Agreements. The Pledge Agreement is, and shall continue to be, in full force and effect and is ratified and confirmed in all respects except that on and after the Effective Date (i) all references in the Pledge Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Pledge Agreement shall mean the Pledge Agreement as amended by this Amendment and (ii) all references in any Loan Document to the Pledge Agreement," "thereto", "thereof, "thereunder, or words of like impact referring to the Pledge Agreement shall mean the Pledge Agreement as amended by this Amendment.

               13. Effective Date. This Amendment shall become effective on the date first above written (the "Effective Date") when counterparts of this Amendment signed by the Pledgor shall have been received by the Agent.

               IN WITNESS WHEREOF, the Pledgor has caused this Amendment to be executed as of the date hereof written above.

                                            GILAT-TO-HOME INC.



                                            By:    /s/ Yoel Gat
                                                   ---------------------------
                                            Title:
                                                   ---------------------------


                                            BANK LEUMI USA, as Agent



                                            By:    /s/ STEVEN LAUFER
                                                   ---------------------------
                                            Title: AVP
                                                   ---------------------------



                                            By:    /s/ MICHAELA KLEIN
                                                   ---------------------------
                                            Title: SVP
                                                   ---------------------------